Exhibit 10.19

                                 PROMISSORY NOTE


Amount Owed:          $3,000,000                        Dated: December 17, 2001
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Duration of Note:     On Demand


FOR VALUE RECEIVED, the undersigned, DirectPlacement, Inc. (hereinafter, the "Borrower"), a corporation organized under the laws of Delaware, promises to pay to Bear, Stearns Securities Corp. at, 383 Madison Avenue, New York, NY 10179 the principal sum up to but not exceeding Three Million Dollars ($3,000,000) (the "Line of Credit") together with interest at ("Our Broker's Call Loan Rate" utilized by Bear, Stearns Securities Corp. (the "Lender") plus three (3 %) percent per annum.

The principal of this Note and any unpaid interest shall be payable on demand. Interest shall be charged and accrued monthly and be payable at maturity. This Note shall be deemed satisfied in full upon receipt of the required payments (subject to collection).

The Lender shall issue to the Borrower, on a monthly basis, a written statement (the "Draw-Down Statement") specifying the amount of principal drawn down during that month and the total outstanding amount then due and owing to the Lender. Each Draw-Down Statement shall be endorsed by the Borrower and shall be deemed to be an integral part of this Note, thereby giving the Lender all of the rights and remedies specified in this Note with respect to the Borrower's obligations under all such Draw-Down Statements.

The Lender may at any time refuse, in whole or in part, requests by the Borrower to draw down principal against the Line of Credit.

The undersigned shall have the right to prepay this Note or any interest thereon, in whole or in part, at any time, without notice or penalty.

Presentment, notice of dishonor, protest and all other notices or demands (other than a demand for payment) in connection with the delivery, acceptance, performance, default, or indorsement of this Note are hereby waived. This Note may not be changed or terminated orally.

As security for the payment of Borrower's obligations under this Note, Borrower agrees to maintain with the Lender an account that appears on the attached Schedule A (which is attached hereto and made a part hereof) (the "Account"). The Borrower hereby undertakes to maintain no less than U.S. $1,500,000 in cash in the Account until the Borrower has satisfied its obligations to the Borrower under this Note and the Note is cancelled. In accordance with the Customer Agreement dated December 14, 2001, Lender shall have a continuing security interest in all Borrower's property in the Account.

If any action or proceeding be commenced to collect this Note, the undersigned agrees to pay all costs and expenses of such action or proceeding, including a reasonable attorney's fee. New York law shall govern the execution, performance and construction of this Note. The undersigned and Bear, Stearns Securities Corp. hereby submit to arbitration before the facilities of the New York Stock Exchange, Inc. for purposes of any action on or related to this Note, the liabilities, or the enforcement of either or all of the same.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

DIRECTPLACEMENT, INC.

By: /s/ Brian M. Overstreet
    ----------------------------------
Name:   Brian M. Overstreet

Title : President and CEO

STATE OF California

SS:

COUNTY OF  San Diego

On the 14th day of December 2001, before me personally appeared Brian M. Overstreet, on behalf of DirectPlacement, Inc. to me known and known to me to be the person executed the foregoing instrument, and acknowledged to me that he/she executed the same.

                                       /s/ Notary Public
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